                           CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference and the inclusion of our reports with respect to the consolidated financial statements of the following companies:


                                                 Report Date
                                                 -----------
 First Merchants Corporation
      and subsidiaries                           January 19, 1996, except for Note 2
                                                 as to which the date is January 24,
                                                 1996

 Randolph County Bancorp and subsidiary          January 17, 1996, except for the
                                                 last paragraph of the note on Loans
                                                 and Allowance as to which the date
                                                 is March 19, 1996

 Union National Bancorp and subsidiary           February 2, 1996



included and incorporated by reference herein and to the reference to our firm under the heading "Experts" in the Registration Statement.

/s/ Geo. S. Olive & Co., LLC

Indianapolis, Indiana
April 5, 1996


                                     Ex. 23(a)-1